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                                                                   Exhibit 10.15


                           CHANGE IN CONTROL AGREEMENT

                  This Change in Control Agreement ("Agreement") is made and entered into as of this 1st day of January 2001 by and between William A. Teitelbaum, an individual (the "Executive"), and National Record Mart, Inc., a Delaware Company (the "Company").

                                    RECITALS

                  A. The Company considers it essential to the best interests of its shareholders to foster the continued employment of key management personnel.

                  B. The Company's Board of Directors recognizes that, as is the case with many publicly held Companies, the possibility of a change in control exists and that such possibility, and the uncertainty which it may engender among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders.

                  C. The Board of Directors has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control.

                  NOW, THEREFORE, in consideration of the premises and the respective covenants herein contained, the Company and the Executive hereby agree as follows:

                  1. Certain Definitions. The following terms when used in this Agreement shall have the meaning hereafter set forth:

                  (a) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time.

                  (b) "Change in Control" shall mean the determination (which may be made effective as of a particular date specified by the Board of Directors of the Company) by the Board of Directors of the Company, made by a majority vote that a change in control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger, or other change in capitalization in which the Persons who own an interest in the Company on the date hereof (the "Current Owners") (or any individual or entity which receives from a Current Owner an interest in the Company through will or the laws of descent and distribution) maintain more than an eighty percent (80%) interest in the resultant entity. Regardless of the Board's vote or whether or not the Board votes, a Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following subparagraphs shall have been satisfied:

                      (i) Any Person (other than a Person in control of the Company as of the date of this Agreement, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a Company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of


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the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities;

                      (ii) The Company institutes any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it; or

                      (iii) The stockholders of the Company approve:

                      (A) a plan of complete liquidation of the Company; or

                      (B) an agreement for the sale or disposition of all or substantially all of the Company's assets; or

                      (C) a merger, consolidation, or reorganization of the Company with or involving any other Company, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

However, in no event shall a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change in Control transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting equity securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors of the Board of Directors of the Company).

                  (c) "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Securities Exchange Act of 1934, as in effect on the date hereof ("Exchange Act") and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

                  2. Term of Agreement. The Term of this Agreement shall commence on the date hereof and end on December 31, 2001, unless further extended as hereinafter provided. Commencing on January 1, 2002 and each January 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than six (6) months beyond the month in which such Change in Control occurred.

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                  3. Executive's Right to Terminate upon Change in Control.
Notwithstanding the term of employment set forth in the Employment Agreement, dated as of April 1, 1993, between the Executive and the Company, as amended (as the same may be further amended from time to time, the "Employment Agreement"), the Executive shall have the right, exercisable by providing Notice of Termination to the Company, to immediately terminate his employment in the event of a Change in Control; provided such Notice of Termination shall have been given not more than ninety (90) days after the date on which such Change in Control is deemed to have occurred.

                  4. Severance Payment. In the event that Executive elects to terminate his employment in accordance with Section 3 hereof, the Company shall pay the Executive a lump sum severance payment, in cash, equal to the Executive's annual base salary as in effect immediately prior to the Date of Termination (the "Severance Payment"). The Severance Payment shall be in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit or separation pay otherwise payable to the Executive. No Severance Payment shall be payable under this Agreement unless there shall have been a termination of the Executive's employment with the Company in accordance with Section 3 hereof and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

                  5. Notice of Termination. After a Change in Control and during the Term, any purported termination of his employment by the Executive hereunder shall be communicated to the Company by written notice ("Notice of Termination") which shall specify the date on which the Executive's employment shall terminate, which shall not be less than fifteen (15) days nor more than sixty
(60) days, respectively, from the date such Notice of Termination is given ("Date of Termination").

                  6. Timing of Severance Payment. The Severance Payment shall be made not later than the tenth business day following the Date of Termination

                  7. Successors. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, each such amount, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

                  8. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:


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                  To the Company:

                  National Record Mart, Inc.
                  507 Forest Avenue
                  Carnegie, PA 15106
                  Attention:  Theresa Carlise

                  9. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

                  10. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  12. Settlement of Disputes; Arbitration. Any dispute or controversy as to the validity, interpretation, construction, application or enforcement of, or otherwise arising under or in connection with this Agreement, shall be submitted at the request of either party hereto for resolution and settlement through arbitration in Pittsburgh, Pennsylvania in accordance with the rules then prevailing with the American Arbitration Association. Any award rendered therein shall be final and binding on each of the parties hereto and their heirs, executors and administrators and successors and assigns, and judgment may be entered thereon in any court having jurisdiction.


                  [Remainder of page intentionally left blank.]


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Amendment or caused this Amendment to be duly executed as of the day and year first written above.

WITNESS:                                WILLIAM A. TEITELBAUM

Theresa Carlise                         William A. Teitelbaum
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                                        Notice Address:
                                        4 Wilson Court
                                        ----------------------------------------
                                        Dix Hills, NY 11743
                                        ----------------------------------------

                                        ----------------------------------------



ATTEST:                                 NATIONAL RECORD MART, INC.

Glenn E. Spoharski                      By: Theresa Carlise
-----------------------------------        -------------------------------------
Assistant Secretary                     Name: Theresa Carlise
                                        Title: Sr. VP, CFO & Secretary












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